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                                                                    EXHIBIT 10.5



                                FOURTH AMENDMENT

          FOURTH AMENDMENT (this "Amendment"), dated as of March 1, 2000, among TOWN SPORTS INTERNATIONAL, INC., a New York corporation (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

          WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of October 16, 1997 as amended through the date hereof, (the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed that as of the Fourth Amendment Effective Date (as defined below):

          1. Section 1.01(a) of the Credit Agreement is hereby amended by deleting Section 1.01(a) in its entirety and inserting the following new Section 1.01(a) in lieu thereof:

          "(a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, at any time and from time to time on and after the Fourth Amendment Effective Date and prior to the Maturity Date, a loan or loans to the Borrower, which loans (i) shall, at the option of the Borrower, be denominated in (x) U.S. Dollars (each a "U.S. Dollar Revolving Loan" and, collectively, the "U.S. Dollar Revolving Loans") or (y) Swiss Francs (each a "Swiss Franc Revolving Loan" and, collectively, the "Swiss Franc Revolving Loans" and together with the U.S. Dollar Revolving Loans, the "Revolving Loans"), (ii) except as hereinafter provided, shall, at the option of the Borrower, in the case of U.S. Dollar Revolving Loans, be maintained as either Base Rate Loans or Eurodollar Loans (subject to the option to convert pursuant to Section 1.06(a) into Loans of the other Type) or, in the case of Swiss Franc Revolving Loans, be maintained as Swiss Franc Base Rate Loans or Eurofranc Loans (subject to the option to convert pursuant to Section 1.06(b)), provided that all Revolving Loans pursuant to the same Borrowing shall be of the same Type and shall be denominated in the same currency, (iii) may be repaid and re-borrowed in accordance with the provisions hereof and (iv) shall not exceed for any Bank at any time that aggregate principal amount (determined for this purpose by taking the principal amount of all U.S. Dollar Revolving Loans and the U.S. Dollar Equivalent of all Swiss Franc Revolving Loans) which, when combined with the aggregate outstanding principal amount of all other Revolving Loans of such Bank and with such Bank's Adjusted Percentage, if any, of the sum of (I) the Letter of Credit Outstandings (exclusive of Unpaid

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Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
(II) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals (1) if such Bank is a Non-Defaulting Bank, the Adjusted Commitment, if any, of such Bank at such time and (2) if such Bank is a Defaulting Bank, the Commitment, if any, of such Bank at such time. Notwithstanding anything to the contrary contained above, no more than an aggregate principal amount of Swiss Franc Revolving Loans with a U.S. Dollar Equivalent equal to $1,500,000 may be incurred at any time.

          2. Section 1.02 of the Credit Agreement is hereby amended by deleting the last sentence contained therein and inserting the following new sentence in lieu thereof:

          "More than one Borrowing may be incurred on any day, provided, that at no time shall there be outstanding more than an aggregate of ten Borrowings of Eurodollar Loans and Eurofranc Loans"

          3. Section 1.04(a) of the Credit Agreement is hereby amended by deleting the first two sentences contained therein and inserting the following two sentences in lieu thereof:

          "No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata share of each Borrowing requested to be made on such date in U.S. Dollars or Swiss Francs, as the case may be, in the manner provided below, provided, that all Swingline Loans shall be made available by BTCo no later than 3:00 P.M. (New York time) on the date so requested. All such amounts shall be made available to the Administrative Agent in U.S. Dollars or Swiss Francs, as the case may be, and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received."

          4. Section 1.06 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following new Section 1.06 in lieu thereof:

          "1.06 Conversions. (a) The Borrower shall have the option to convert on any Business Day occurring on or after the Fourth Amendment Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the U.S. Dollar Revolving Loans owing by the Borrower into a Borrowing or Borrowings of another Type of Loan (other than Swingline Loans, which at all times shall be maintained as Base Rate Loans); provided, that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans if a violation of Sections 9.01 or 9.05 or an Event of Default is in existence on the date of the conversion and the Administrative Agent or the Required Banks have determined that such conversion at such time would be disadvantageous to the Banks and (iii) Borrowings of


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Eurodollar Loans resulting from this Section 1.06(a) shall be limited in number as provided in Section 1.02.

          (b) The Borrower shall have the option to convert on any Business Day occurring on or after the Fourth Amendment Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Swiss Franc Revolving Loans, owing by the Borrower into a Borrowing or Borrowings of another Type of Loan; provided, that (i) except as otherwise provided in Section 1.10(b), Eurofranc Loans may be converted into Swiss Franc Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurofranc Loans shall reduce the outstanding principal amount of the Eurofranc Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Swiss Franc Base Rate Loans may not be converted into Eurofranc Loans if a violation of Sections 9.01 or 9.05 or an Event of Default is in existence on the date of the conversion and the Administrative Agent or the Required Banks have determined that such conversion at such time would be disadvantageous to the Banks and (iii) Borrowings of Eurofranc Loans resulting from this Section 1.06(b) shall be limited in number as provided in Section 1.02.

          (c) Each conversion pursuant to this Section 1.06 shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or two Business Days', in the case of a conversion into Base Rate Loans or Swiss Franc Base Rate Loans, as the case may be) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans or Eurofranc Loans, as the case may be, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          5. Section 1.08 of the Credit Agreement is hereby amended by (i) deleting each reference to "Base Rate Loan" and inserting "Base Rate Loan or Swiss Franc Base Rate Loan, as the case may be," in lieu thereof and (ii) deleting each reference to "Eurodollar Loan" and inserting "Eurodollar Loan or Eurofranc Loan, as the case may be," in lieu thereof.

          6. Section 1.09 of the Credit Agreement is hereby amended by (i) deleting each reference to "Base Rate Loan" and inserting "Base Rate Loan or Swiss Franc Base Rate Loan, as the case may be," in lieu thereof and (ii) deleting each reference to "Eurodollar Loan" and inserting "Eurodollar Loan or Eurofranc Loan, as the case may be," in lieu thereof.

          7.     Section 1.10 (a) of the Credit Agreement is hereby amended by
(i) deleting clause (x) contained in the first sentence of such Section and inserting "(x) in the case of clauses (i) and (iv) below, the Administrative Agent or" in lieu thereof and (ii) deleting the paragraph immediately following
Section 1.10(a) (iii) appearing therein and inserting the following new Section
(iv) and additional text in lieu thereof:


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                 "(iv) at any time that Swiss Francs are not available in
    sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Swiss Franc Revolving Loans requested pursuant to
    Section 1.01;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clauses (i) or (iv) above) shall (x) on such date and (y) as promptly as practicable (and in any event within ten Business Days) after the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (x) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice),
(y) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Swiss Franc Revolving Loans (exclusive of any such Swiss Franc Revolving Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to such Swiss Franc Revolving Loans which have not been incurred (including by way of conversion) shall be deemed rescinded by the Borrower. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and/or Eurofranc Loans and to convert Base Rate Loans into Eurodollar Loans or Swiss Franc Base Rate Loans into Eurofranc Loans, as the case may be, on the terms and conditions contained herein shall be reinstated immediately upon such cessation."

          8. Section 1.10 of the Credit Agreement is hereby further amended by inserting the following new Section 1.10 (d) immediately following Section
1.10 (c):

          "(d) In the event that any Bank shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time


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that such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, Affiliate or funding office thereof) in respect of any Swiss Franc Revolving Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Swiss Franc Revolving Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Swiss Franc Revolving Loans or in Section 1.10(a)(ii), such Bank shall promptly notify the Borrower and the Administrative Agent in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrower shall pay to such Bank such specified amounts as additional interest at the time that the Borrower is otherwise required to pay interest in respect of such Swiss Franc Revolving Loan or, if later, on written demand therefor by such Bank."

          9. Section 4.01 of the Credit Agreement is hereby amended by inserting the following parenthetical immediately following (i) the number $500,000, and (ii) the number $50,000 appearing therein:

          "(or the Swiss Franc Equivalent thereof in the case of the Eurofranc Loans)"

          10. Section 4.03 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following new section
4.03 as follows:

          "4.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (local time in the city in which the Payment Office for the respective payments is located) on the date when due and shall be made in (x) Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent in respect of any obligation of the Borrower under this Agreement except as otherwise provided in the immediately following clause (y) and (y) Swiss Francs in immediately available funds at the appropriate Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of or interest on Swiss Franc Revolving Loans, or
(ii) any increased costs, indemnities or other amounts owing with respect to Swiss Franc Revolving Loans (or Commitments relating thereto). The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 P.M. (local time in the city in which such payments are to be made) like funds relating to the payment of principal, interest or Fees ratably to the Banks entitled thereto. Any payments under this Agreement which are made later than 1:00 P.M. (local time in the city in which such payments are to be made) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension."


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          11.    Section 10 of the Credit Agreement is hereby amended to insert the following new definitions in appropriate alphabetical order:

          "Applicable Currency" shall mean with respect to any Loan, the currency in which such Loan was incurred.

          "Eurofranc Loan" shall mean each Swiss Franc Revolving Loan bearing interest at the rates provided in Section 1.08(b).

          "Fourth Amendment" shall mean the Fourth Amendment, dated as of February __, 2000, to this Agreement.

          "Fourth Amendment Effective Date" shall have the meaning provided in the Fourth Amendment.

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 12.17(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 12.17(a).

          "Obligation Currency" shall have the meaning provided in Section 12.17(a).

          "Swiss Franc Base Rate Loan" shall mean each Swiss Franc Revolving Loan bearing interest at the rates provided in Section 1.08(a).

          "Swiss Franc Equivalent" shall mean, at any time for the determination thereof, the amount of Swiss Francs which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (Zurich time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Swiss Franc Revolving Loans" shall have the meaning provided in
Section 1.01(a).

          "Swiss Francs" shall mean shall each mean the freely transferable lawful money of the Swiss Confederation.

          "U.S. Dollar Equivalent" shall mean, at any time for the computation thereof, the amount of U.S. Dollars which could be purchased with the amount of Swiss Francs involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 12:00 P.M. (New York time) on the date one Business Day prior to the date of any determination thereof for purchase on such date. If for any reason the U.S. Dollar Equivalent cannot be calculated as provided above, the Administrative Agent shall calculate the U.S. Dollar Equivalent on such basis as it deems fair and equitable.

          "U.S. Dollar Revolving Loan" shall have the meaning provided in
Section 1.01.


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          12.    Section 10 of the Credit Agreement is hereby further amended by deleting the definitions of "Base Rate Loan", "Eurodollar Loan", "Interest Period" and "Minimum Borrowing Amount" contained therein and inserting the following new definitions of "Base Rate Loan", "Eurodollar Loan", "Interest Period" and "Minimum Borrowing Amount" in lieu thereof:

          "Base Rate Loan" shall mean each U.S. Dollar Revolving Loan bearing interest at the rates provided in Section 1.08(a).

          "Eurodollar Loan" shall mean each U.S. Dollar Revolving Loan bearing interest at the rates provided in Section 1.08(b).

          "Interest Period" with respect to any Eurodollar Loan or Eurofranc Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Minimum Borrowing Amount" shall mean (i) for U.S. Dollar Revolving Loans maintained as Base Rate Loans, $250,000, (ii) for U.S. Dollar Revolving Loans maintained as Eurodollar Loans, $500,000, (iii) for Swiss Franc Revolving Loans maintained as Swiss Franc Base Rate Loans, the Swiss Franc Equivalent of $250,000 and (iv) for Swiss Franc Revolving Loans maintained as Eurofranc Loans, the Swiss Franc Equivalent of $500,000.

          13. Section 12 of the Credit Agreement is hereby amended by inserting the following new Section 12.17 immediately following Section 12.16 appearing therein:

          12.17 Judgment Currency. (a) The Borrower's obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the U.S. Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce


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the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the U.S. Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          14. Notwithstanding anything to the contrary contained in this Amendment or in the Credit Agreement, the parties hereto hereby agree that wherever the context requires (such determination to be made by the Administrative Agent in its reasonable judgment), (i) references to "Eurodollar Loan" in the Credit Agreement shall be interpreted to mean "Eurodollar Loan or Eurofranc Loan, as the case may be" and (ii) references to "Base Rate Loan" in the Credit Agreement shall be interpreted to mean "Base Rate Loan or Swiss Franc Base Rate Loan, as the case may be".

          15. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that on the Fourth Amendment Effective Date, both before and after giving effect to this Amendment, (i) no Default or Event of Default shall exist and (ii) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          16. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          17. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          18. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          19. This Amendment shall become effective as of the date hereof (the "Fourth Amendment Effective Date") when the Borrower, the Required Banks (including each Bank whose Commitment is increased pursuant hereto) and the Administrative Agent shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent.


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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                            TOWN SPORTS INTERNATIONAL, INC.


                                            By:        /S/ R. G. Pyle
                                                --------------------------------
                                                Name:  R. G. Pyle
                                                Title: CFO


                                            BANKERS TRUST COMPANY, Individually
                                                and as Administrative Agent


                                            By:        /S/ Gregory Schefrin
                                                --------------------------------
                                                Name:  Gregory Schefrin
                                                Title: Vice President


                                            BANK OF SCOTLAND


                                            By:        /S/ Adrian Knowles
                                                --------------------------------
                                                Name:  Adrian Knowles
                                                Title: Vice President